Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Forms S-4 (File No. 333-161075), on Form S-3 (File No. 333-174001), and Form S-8 (File No. 333-164262) of Cambium Learning Group, Inc. of our report dated March 13, 2017, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Cambium Learning Group, Inc. for the year ended December 31, 2016.

/s/ Whitley Penn LLP

Dallas, Texas
March 13, 2017